Exhibit 10.26(a)

Maximum Suretyship Guaranty Contract

Contract No.: H.X.H.F.E.B.Z. No. 20171026002

Party A (Creditor of the Main Contract): Guangdong Huaxing Bank Co., Ltd. Huizhou Branch

Address: 1/F and 2/F, Qiangli Business Building, No. 6, Yanda Avenue, Huicheng District, Huizhou City

Tel.: 0752-3128618                    Fax: 0752-3128615

Person in Charge: Meng Yi           Position: President

Party B (Surety): Pan Dangyu

Certificate Type *: **  Certificate No. *: **

(Items expressed with * may not be filled if Party B is an entity)

Address: Xinhu Industrial Development Area, Ma’an Town, Huicheng District, Huizhou City

Tel.:                          Fax:

Legal Representative **: Pan Dangyu           Position **: President

(Items expressed with ** may not be filled if Party B is an individual)

In order to ensure the execution of the Contract (hereinafter referred to as the Main Contract) between Party A and Huizhou Highpower Technology Co. Ltd. (hereinafter referred to as the Debtor), Party B is willing to provide Party A with suretyship of joint and several liability as the Surety of the Debtor of the Main Contract. IN WITNESS WHEREOF, Party A and Party B hereby make and enter into this Contract upon consensus through consultation. Both Parties are willing to abide by the following terms and conditions.

Article 1 Scope of Suretyship Guaranty

The scope of guaranty hereunder (tick "√" in front of the option)

☑ Principal, interest, compound interest and default interest of all debts (including contingent liabilities), and expenses for realization of creditor's right bearable by the Debtor under the Comprehensive Credit Line Contract of H.X.H.F.Z.Z. No.20171026001. The maximum amount (balance) of the principal of these debts shall be (equivalent to) RMB (in words) sixty million only.

□ (Equivalent to)           currency (in words)           of the total principal (equivalent to)           currency (in words)           of all debts (including contingent liabilities) and corresponding interest, compound interest and default interest, and expenses for realization of creditor's right bearable by the Debtor under the            Contract of H.X.           Z. No.              . Party A shall have the right to request Party B to bear guaranty liability for the balance of debts within the scope of guaranty above mentioned before the debts under the Main Contract are fully repaid.

□ Execution of all debts under the Main Contract concluded and signed by and between the Debtor and Party A during the period from         to          . The date of signature of the Main Contract shall be within the period above mentioned, but the execution period of the Main Contract shall not be limited to the period above mentioned. The scope of suretyship guaranty of Party B shall include the principal, interest, compound interest and default interest of the Debtor's all debts (including contingent liabilities), and the expenses for realization of creditor's right under the Main Contract. The maximum amount (balance) of the principal of the aforesaid debts shall be (equivalent to)        currency (in words)                      .

□

Interest, default interest and compound interest shall be calculated in accordance with the Main Contract and shall be calculated until the debts are fully repaid. The expenses for realization of creditor's right shall include but not be limited to announcement cost, service fee, attorney fee, legal cost, traveling expenses, appraisal cost, auction expenses, property preservation cost and enforcement fee.

Exchange rates of currencies other than RMB shall be converted according to the foreign exchange rate published by Party A when a specific business actually occurs.

Article 2 Guaranty Period

The guaranty period hereunder (tick "√" in front of the option):

☑A period from the date of effectiveness of this Contract to two years after the date of expiry of the debt performance period of various specific credits under the Main Contract. The guaranty period of each specific credit shall be calculated independently. In case of expansion of a specific credit term, the guaranty period shall be extended to two years after the expiration of the extended period.

□

□ If Party A transfers its creditor's right to a third party during the suretyship period, Party B hereby agrees to continuously bear guaranty liability within the scope of the original suretyship.

Article 3If the Debtor transfers its credit line granted by Party A to a third party for use, Party B agrees to bear liability of suretyship guaranty for the transferred part according to the stipulations of this Contract. The specific transferred object and amount is as follows:

1.    /      (Credit Transferee), amount: (equivalent to)    /   (currency) (in words)    /   ;

2.    /      (Credit Transferee), amount: (equivalent to)    /   (currency) (in words)    /   ;

3.    /      (Credit Transferee), amount: (equivalent to)    /   (currency) (in words)    /   ;

4.	.

Article 4 Other provisions agreed by Party A and Party B:	/

.

Article 5 This Contract is made out in three (3) originals for Party A holding one (1), and Party B, the Debtor, /_ , __/__ and / _ each holding one (1), which shall be equally authentic.

Article 6 Enforcement of Notarization

□ Both Parties agree to handle enforcement of notarization for this Contract.

If Party B does not perform or does not completely perform its obligations specified herein after enforcement of notarization of this Contract is handled by both parties, Party A shall have the right to apply to the original notary public for an enforcement certificate, and holding the original notarial certificate and the enforcement certificate, apply to the competent people’s court (the people’s court at the location where the person subject to enforcement lives or where the property of the person subject to enforcement is located) for enforcement.

☑ No enforcement of notarization shall be handled for this Contract.

Article 7 Liability of Suretyship

Party B shall bear joint and several liability of repayment for the principal, interest, compound interest and default interest of all debts (including contingent liabilities), and the expenses for realization of creditor's right within the scope of suretyship. If the Debtor fails to perform the obligation of repayment or has other default event agreed in the Main Contract at expiration of this Contract (including expiration and early expiration of this Contract), Party A may claim the Debtor for repayment or directly claim Party B for repayment. Party B hereby irrevocably authorizes Party A that Party A may deduct the amount of the due creditor's right directly from Party B's bank account opened with Party A if the Debtor fails to perform the obligation of repayment at expiration of this Contract (including expiration and early expiration of this Contract).

No matter whether the Debtor or a third person has provided property security (mortgage/pledge), Party A shall have the right to request Party B to bear suretyship liability, without disposal of the guaranteed property in advance.

Article 8 The suretyship hereunder shall be an independent suretyship, without being affected by the guarantees provided by other guarantors.

Article 9 The suretyship hereunder shall be an irrevocable suretyship. It may not be affected by any agreement or document between the Debtor and any entity, nor be changed due to various situations of the Debtor, such as bankruptcy, insolvency, loss of enterprise qualifications or change of organizations and articles of association.

Article 10 Event of Default and Liability for Breach of Contract

I. Event of default

Under any one of the circumstances, an event of default shall be deemed as having occurred:

1. Party B violates its obligations performable under this Contract, or Party B expressly indicates or indicates through its acts that it does not perform its obligations under this Contract;

2.The relevant certificates and documents submitted by Party B to Party A or the representations, warranties and commitments made by Party B are not true, not accurate or not complete, or have false record, misleading statement or major omission;

3. Party B conceals some important true information, or fails to coordinate Party A’s investigation, examination and inspection;

4. Party B has any one of the following behaviors, being negligent in managing and claiming the creditor’s rights due, or disposing and transferring its main properties free of charge, or at unreasonable low price or by other improper means, or escaping debts;

5. Party B violates any other similar contract (including but not limited to credit contract, loan contract and guarantee contract) concluded and signed with Party A or with any third party, or debt securities issued by Party B, or any dispute arising from such contract or securities is under litigation or arbitration;

6. The suretyship is invalid or cancelled;

7. The debt under the Main Contract is matured or accelerated, and the creditor’s right of Party A is not fully or partially repaid;

8. Party B evades bank claims through affiliated transactions or by other means;

9. If Party B is an entity:

9.1 Party B's operation conditions go into major problems, such as deterioration of financial conditions, serious financial losses, loss of assets (including but not limited to loss of assets caused due to external guarantee) or other financial crisis;

9.2 Party B has any illegal management behavior, and is subject to administrative punishment or criminal sanction, or is being investigated by relevant authorities, or is likely to be subject to administrative punishment or criminal sanction;

9.3 Party B has the following changes, such as division, consolidation, major merger, acquisition and reconstruction, disposal of major assets, reduction of capital, liquidation, reorganization, being announced bankruptcy or being dissolved;

9.4 Party B's controlling shareholder or actual controller is changed that Party A thinks having affected or likely to affect realization of creditor's rights hereunder; or there is any significant event of Party B's controlling shareholder, actual controller, legal representative or senior management personnel, including but not limited to due to illegal management behavior, subject to administrative punishment or criminal sanction, or being investigated by relevant authorities, or likely to be subject to administrative punishment or criminal sanction, or is involved in a lawsuit or arbitration case, or serious deterioration of financial conditions, being announced bankruptcy or dissolved;

9.5 There is adverse change to the industry where Party B is located, which Party A thinks having affected or likely to affect realization of creditor's right under the Main Contract and/or this Contract;

10. If Party B is an individual:

10.1 Party B has any change, such as disability, unemployment, removal, job change or business change, that Party A thinks having affected or likely to affect Party B’s performance of guaranty liability;

10.2 Party B is investigated for criminal responsibility by law, or any other enforcement action is taken to the Credit Applicant by law or the relevant authorities take actions to restrict Party B's some right, that Party A thinks having affected or likely to affect Party B’s performance of guaranty liability;

10.3 Party B’s successor or legatee waives succession or legacy or refuses to perform guaranty liability after acceptance of succession or legacy;

11. Party B has any other situations that Party A thinks having affected or likely to affect Party B’s performance of guaranty liability.

II. Liability for breach of contract

In case of any default event as set forth in Clause I of this Article, Party A shall have the right to take one or more of the following actions:

1. to request Party B to bear suretyship liability and have the right to deduct the principal, interest, compound interest, default interest and expenses of all debts (including contingent liabilities) under the Main Contract directly from Party B's account, including but not limited to the expenses for credit investigation, inspection and notarization related to this Contract, and the attorney fee, legal cost, arbitration fee, traveling expenses, announcement cost, service fee, execution fee and other relevant expenses of Party A for realization of creditor's right;

2. to request Party B to provide new security complying with Party A's requirements for the creditor's right under the Main Contract, including but not limited to provision of mortgaged property and pledged property;

3. to claim Party B for compensation for Party A's all losses;

4. to claim Party B's Debtor for the right of subrogation by law; Party B shall, according to Party A's requirements, provide all necessary coordination and assistance and bear Party A's expenses for exercising the right of subrogation;

5. to appeal to the people's court to revoke Party B’s waiving of the creditor’s right due or Party B's transfer of property free of charge or at an obviously unreasonable low price. Party B shall provide all necessary coordination and assistance according to Party A’s requirements, and Party A's all costs and expenses arising therefrom shall be borne by Party B;

6. Other remedial measures that Party A has the right to claim according to law and agreement.

Article 11 In the event that the Main Contract or a specific business contract under the Main Contract becomes invalid or partially invalid by law, Party A shall also have the right to request the Debtor of the Main Contract to return the agreed credit principal and interest and other relevant funds in accordance with relevant laws and regulations. In this case, the validity of this Contract shall not be affected, and Party B shall also bear guaranty liability for the repayment liability of the Debtor of the Main Contract according to the conditions specified herein.

Article 12 Representations, Warranties and Commitments of Party B

1. Party B has lawful power, right and authorization to sign, deliver and execute this Contract. This Contract constitutes an agreement binging upon Party B and shall be executed by Party B according to the terms and conditions of this Contract.

2. If Party B is a company, it shall be a company with good reputation duly established and validly existing within the jurisdiction of the location where it is located. Party B has all corporate rights and has obtained the government license and approval for conducting its current business.

3. Party B ensures that all the application materials provided to Party A are true, complete, legitimate and effective and exclude any false record, misleading statement or major omission.

4. Party B hereby undertakes to perform its all obligations hereunder by ways of goodwill. Without Party A’s written consent in advance, Party B may not conduct any behavior (including those which should be done and which may not be done) which may endanger the realization of claim under this Contract.

5. Party B hereby makes commitments, if Party B changes its domicile, mailing address, telephone number and employment conditions (or business scope, legal representative) or other relevant items, it shall notify Party A in writing within ten days after the change. In the event that Party B fails to perform the said notification obligation, the notices and documents given by Party A according to the original mailing address shall be deemed to have been served to Party B.

6. Party B hereby confirms that it has carefully read, fully known and understood all terms and conditions of this Contract and conclusion of this Contract is the representation of its true meaning.

Article 13 Amendment to Contract

1. This Contract may be amended or cancelled upon consensus through consultation between both parties hereto. The agreement on amendment or cancellation of this Contract shall be made in written form.

2. When the Main Contract is amended, Party A shall timely solicit Party B's agreement in writing. Upon Party B's agreement, Party B shall bear liability of joint and several suretyship for the debts of the amended Main Contract . However, the Debtor's debts are lightened (including but not limited to reduce of the amount or shortening of the term of debts under the Main Contract) due to amendment to the Main Contract, Party B shall be deemed as having agreed such amendment and, without obtaining Party B's agreement, Party B shall continue to bear suretyship liability for the debts of the amended Main Contract.

Article 14 Anti-corruption and Anti-bribery

1. Both parties of this Contract know and are willing to strictly abide by the anti-corruption and anti-bribery laws and regulations of the People's Republic of China.

2. One party hereto or the agent of one party hereto shall not give or promise to give non-agreed unjust benefits of any form, including but not limited to cash, negotiable securities, shopping card, gifts and tourism, to the other party's main principal, agent or other related personnel, nor ask for unjust benefits of any form from the other party's main principal, agent or other related personnel. Otherwise, the party concerned shall make compensation for the other party's all losses arising therefrom once it is detected.

3. “Other affiliated personnel” referred to in sub-clause 2 of this Article means the personnel directly or indirectly related to the business hereunder other than the other party's main principal and agent, including but not limited to the family members and friends of the other party's main principal and agent.

Article 15 Confirmation of Address for Service

Party A and Party B agree as follows on the service address and legal consequences of various notices, agreements and documents concerned herein, and relevant documents and legal documents of disputes hereunder:

1. Party A confirms that its effective address for service is: 1/F and 2/F, Qiangli Business Building, No. 6, Yanda Avenue, Huicheng District, Huizhou City.

2. Party B confirms that its effective address for service is: Xinhu Industrial Development Area, Ma’an Town, Huicheng District, Huizhou City

3. The scope of use of such address for service shall include service of various notices, agreements and documents during litigation between both parties, and service of relevant documents and legal documents of disputes hereunder, including service during first instance, second instance, re-instance and executive procedures after the dispute enters civil procedures.

4. Should Party A's address for service be changed, Party A shall perform the duty of notification and notify Party B in written form; should Party B's address for service be changed, Party B shall perform the duty of notification and notify Party A in written form.

If one party fails to perform the duty of notification pursuant to the preceding paragraph, the address for service confirmed by both parties shall be deemed as the effective address for service. If any legal document fails to be actually received by the party concerned after it is posted because the service for address provided or confirmed is untrue or the party concerned does not perform the duty of notification to the other party and the court after change of the address for service, or the party concerned or its designated person refuses to sign in the document, the date of return of the document shall be deemed as the date of service; if sent directly, the date when the person serving the document records in the service receipt on the spot shall be deemed as the date of service; when the duty of notification on change of the address for service is performed, the address for service changed shall be deemed as the effective address for service. The court may send a legal document directly to the address for service specified by both parties in this Contract, and the document shall be deemed as being served even if one party fails to receive the legal document posted by the court.

5. After a dispute enters the civil procedures, if the address confirmed by any party responding the lawsuit and given in the letter of confirmation of address for service directly submitted to the court is different from that confirmed prior to this lawsuit, the address for service submitted to and confirmed by the court shall be adopted.

Article 16 During the valid period of this Contract, Party A’s tolerance or grace imposed on or Party A’s delay in the execution of its any right under this Contract for Party B’s breach or delay shall not damage, impact or restrict Party A’s all other rights enjoyable as a creditor in accordance with this Contract and relevant laws, and shall not be deemed as Party A’s permit or acceptance of any breach of this Contract nor be deemed as Party A’s waiver of the right to take actions for Party B's current or future behaviors of breach.

Article 17 Applicable Laws and Dispute Settlement

1. This Contract is formulated under the laws of the People’s Republic of China and it shall apply to the laws of the People’s Republic of China.

2. Any and all disputes arising from this Contract shall be settled according to the method specified in the Main Contract.

Article 18 This Contract shall come into force upon the signature of all the parties hereto (if one party is a natural person, the Contract shall be signed by the party; if one party is a legal person or other organization, the Contract shall be signed or sealed by the authorized signatory and affixed with the official seal).

Seal of Party A: Guangdong Huaxing Bank Co., Ltd. Huizhou Branch (Seal)

Signature of Person in Charge or Authorized Agent:

Oct. 26, 2017

Seal of Party B (Party B is an entity):	Party B (Party B is an individual):

Signature of Legal Representative or Authorized Agent:	or Signature of Authorized Agent:
(Signature)

Oct. 26, 2017	Date: